Exhibit 99.1


               U.S. Physical Therapy Reports Third Quarter Results


     HOUSTON--(BUSINESS WIRE)--Oct. 27, 2005--U.S. Physical Therapy, Inc. (NASDAQ:USPH), a national operator of physical and occupational therapy outpatient clinics, today reported results for the third quarter and nine months ended September 30, 2005.
     U.S. Physical Therapy's net earnings for the third quarter of 2005 were $2.4 million or $0.20 per diluted share as compared to $1.1 million or $0.08 per diluted share reported for the third quarter of 2004. The third quarter 2004 earnings, as adjusted per the reconciliation schedule attached, were $0.14 per share.
     For the nine months ended September 30, 2005, net earnings were $7.2 million or $0.59 per diluted share versus $4.9 million or $0.40 per diluted share for the nine months ended September 30, 2004. The adjusted earnings per share for the comparable nine month period in 2004 were $0.48. See the Reconciliation of Non-GAAP Financial Measures schedule included for adjusted 2004 calculations.

     Third Quarter 2005 as compared to Third Quarter 2004

     -- Net revenue rose 15.3% to $34.2 million from $29.6 million due to a 14.3% increase in patient visits to 348,000 from 305,000 and an increase of $0.58 in net patient revenue per visit from $96.06 to $96.64.

     -- Clinic operating costs were 73.3% of net revenue as compared to 75.8%. The prior year quarter clinic operating costs include a pre tax charge of $966,000 related to the operating losses and closure costs of eight clinics closed in the third quarter of 2004.

     -- Corporate office costs as a percentage of net revenue were 11.9%, down from 14.2% last year.

     -- Net income for the quarter increased 125.5% to $2.4 million from $1.1 million. Reported earnings were $0.20 per diluted share for the third quarter 2005 as compared to $0.08 for the same period in 2004. As further described in the reconciliation schedule, the third quarter 2004 adjusted net earnings would have been $1.8 million or $0.14 per diluted share.

     -- Same store visits for clinics open for one year or more increased 2.8%. The net rate per visit for those clinics increased 0.8%, resulting in a same store revenue increase of 3.7%.

     Nine Months 2005 as compared to Nine Months 2004

     -- Net revenue rose 11.5% to $98.6 million from $88.5 million due to an 11.3% increase in patient visits to 1,004,000 and an increase of $0.38 in net patient revenue per visit to $96.69 from $96.31.

     -- Clinic operating costs were 72.3% of net revenue versus 72.2% for the prior year. Corporate office costs were 12.4% of net revenue versus 14.4%.

     -- Net income increased 47.4% to $7.2 million from $4.9 million. Earnings per share increased to $0.59 per diluted share from $0.40. As per the reconciliation schedule, the 2004 adjusted net earnings were $5.9 million or $0.48 per diluted share.

     -- Same store visits for clinics open for one year or more increased 4.2%. The net rate per visit for those clinics increased 0.5%, resulting in a same store revenue increase of 4.7%.

     Management estimates that hurricanes Katrina and Rita resulted in a reduction of over 2,000 visits and approximately $200,000 in lost revenue during the recent quarter. The Company's clinics in Alabama, Mississippi, southern Louisiana and southeast Texas were affected by the storms and their aftermath. All affected clinics are now operational, but those clinics in south Louisiana are seeing a reduced patient count as compared to before hurricane Katrina.
     Chris Reading, Chief Executive Officer, said, "We are pleased with our performance this quarter as the Company posted solid volume, revenue and earnings growth. As of October 26th, we have opened 21 new clinics in 2005, bringing our total number of facilities to 285. Our new partner pipeline continues to improve and we expect our new facility openings to increase looking forward. We remain active in pursuing all aspects of our earnings growth strategy."
     Larry McAfee, Chief Financial Officer, said, "Free cash flow from operations remains strong. We closed the third quarter with $18.5 million in cash and cash equivalents, or approximately $1.51 in net cash and cash equivalents per outstanding share." Mr. McAfee further noted, "We continue to purchase the Company's common stock in open market transactions under our share repurchase program. Year-to-date we have acquired 487,182 shares at prices ranging from $13.53 to $18.40 for an average price of $16.30. Since the inception of this buyback program which was initiated in September last year, we have purchased 860,585 shares or approximately 7% of the Company's previously outstanding shares."
     This press release contains non-GAAP financial measures as defined by Regulation G of the Securities and Exchange Commission. The attached financial summary contains a schedule which reconciles these measures to the most directly comparable GAAP measures. These non-GAAP financial measures may be considered in addition to, not as a substitute for the financial measures prepared in accordance with GAAP (generally accepted accounting principles).
     U.S. Physical Therapy's management will host a conference call at 10:30 am Eastern Time, 9:30 am Central Time on October 27, 2005 to discuss the Company's third quarter and nine-months 2005 results. Interested parties may participate in the call by dialing 800-938-0653 or 973-321-1100 approximately 10 minutes before the call is scheduled to begin. To listen to the live call via web-cast, go to the Company's website at www.usph.com at least 15 minutes early to register, download and install any necessary audio software. The conference call will be archived and can be accessed for approximately 90 days at this website.

     Forward-Looking Statements

     This press release contains statements that are considered to be forward-looking within the meaning under Section 21E of the Securities Exchange Act of 1934. These statements contain forward-looking information relating to the financial condition, results of operations, plans, objectives, future performance and business of our Company. These statements (often using words such as "believes", "expects", "intends", "plans", "appear", "should" and similar words) involve risks and uncertainties that could cause actual results to differ materially from those we project. Included among such statements are those relating to opening new clinics, availability of personnel and the reimbursement environment. The forward-looking statements are based on our current views and assumptions and actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and factors, which include, but are not limited to:

     --   revenue and earnings expectations;

     -- general economic, business, and regulatory conditions including federal and state regulations;

     --   availability of qualified physical and occupational therapists;

     -- the failure of our clinics to maintain their Medicare certification status or changes in Medicare guidelines;

     -- competitive and/or economic conditions in our markets which may require us to close certain clinics and thereby incur closure costs and losses including the possible write-off or write-down of goodwill;

     -- changes in reimbursement rates or methods from third party payors including government agencies and deductibles and co-pays owed by patients;

     --   maintaining adequate internal controls;

     --   availability, terms, and use of capital;

     --   future acquisitions;

     --   weather and other seasonal factors.

     Many factors are beyond our control. Given these uncertainties, you should not place undue reliance on our forward-looking statements. Please see periodic reports filed with the Securities and Exchange Commission (the "SEC") for more information on these factors. Our forward-looking statements represent our estimates and assumptions only as of the date of this report. Except as required by law, we are under no obligation to update any forward- looking statement, regardless of the reason the statement is no longer accurate.

     About U.S. Physical Therapy, Inc.

     Founded in 1990, U.S. Physical Therapy, Inc. operates 285 outpatient physical and/or occupational therapy clinics in 36 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages physical therapy facilities for third parties, including hospitals and physician groups. U.S. Physical Therapy, Inc. has been named for four consecutive years in Forbes Magazine's Best 200 Small Companies List.
     More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

     (See Attached Tables)



             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except per share data)

                              Three Months Ended   Nine Months Ended
                                September 30,        September 30,
                             -------------------- --------------------
                               2005       2004      2005      2004
                             ---------- --------- --------- ----------
                                 (unaudited)          (unaudited)

Net patient revenues           $33,645   $29,253   $97,062    $86,882
Management contract revenues       502       379     1,514      1,547
Other revenues                      25         7        50         24
                             ---------- --------- --------- ----------
Net revenues                    34,172    29,639    98,626     88,453

Clinic operating costs:
   Salaries and related costs   17,558    15,140    49,890     44,253
   Rent, clinic supplies and
    other                        6,895     6,176    20,090     18,207
   Provision for doubtful
    accounts                       363       316     1,025      1,027
                             ---------- --------- --------- ----------
                                24,816    21,632    71,005     63,487

 Closure costs and impairment
  charge                           182       815       266        815
 Loss (gain) on sale or
  disposal of fixed assets          64         7        23       (443)

Corporate office costs           4,072     4,213    12,269     12,752
                             ---------- --------- --------- ----------

Operating income                 5,038     2,972    15,063     11,842
Other income (expense):
   Interest income (expense),
    net                             84        65       271         65
   Loss in unconsolidated
    joint venture                  (18)       --       (18)        --
   Minority interests in
    subsidiary
    limited partnerships        (1,180)   (1,328)   (3,663)   ( 4,055)
                             ---------- --------- --------- ----------
                                (1,114)   (1,263)   (3,410)    (3,990)

Income before income taxes       3,924     1,709    11,653      7,852
Provision for income taxes       1,547       655     4,484      2,987
                             ---------- --------- --------- ----------

Net income                      $2,377    $1,054    $7,169     $4,865
                             ========== ========= ========= ==========

Basic earnings per common
 share (Note 2)                  $0.20     $0.09     $0.60      $0.41
                             ========== ========= ========= ==========
Diluted earnings per common
 share (Note 2)                  $0.20     $0.08     $0.59      $0.40
                             ========== ========= ========= ==========

Note 1: Certain prior period amounts have been reclassified for comparison purposes.


             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
                    CONSOLIDATED EARNINGS PER SHARE
                 (In thousands, except per share data)

Note 2: The following table sets forth the computation of basic and diluted earnings per share:

                              Three Months Ended   Nine Months Ended
                                 September 30,       September 30,
                              ------------------- --------------------
                                2005      2004      2005      2004
                              ---------- -------- --------- ----------
                                  (unaudited)         (unaudited)
Numerator:
   Net income                    $2,377   $1,054    $7,169     $4,865
                              ---------- -------- --------- ----------
   Numerator for basic
    earnings per share            2,377    1,054     7,169      4,865
   Effect of dilutive
    securities:
   Interest on convertible
    subordinated
   notes payable                     --       --        --         45
                              ---------- -------- --------- ----------
   Numerator for diluted
    earnings per share ---
   income available to common
    stockholders
   After assumed conversions     $2,377   $1,054    $7,169     $4,910
                              ========== ======== ========= ==========
Denominator:
   Denominator for basic
    earnings per share ---
   weighted-average shares       11,982   12,328    11,953     11,772
   Effect of dilutive
    securities:
   Stock options                    158      202       151        310
   Convertible subordinated
    notes payable                    --       --        --        338
                              ---------- -------- --------- ----------
   Dilutive potential common
    shares                          158      202       151        648
                              ---------- -------- --------- ----------
   Denominator for diluted
    earnings per share ---
   adjusted weighted-average
    shares and
   assumed conversions           12,140   12,530    12,104     12,420
                              ========== ======== ========= ==========

   Basic earnings per common
    share                         $0.20    $0.09     $0.60      $0.41
                              ========== ======== ========= ==========
   Diluted earnings per common
    share                         $0.20    $0.08     $0.59      $0.40
                              ========== ======== ========= ==========



             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS
          (In thousands, except share and per share amounts)

                                           September 30, December 31,
                                               2005          2004
                                           ------------- -------------
                                            (unaudited)
ASSETS
Current assets:
  Cash and cash equivalents                     $18,525       $20,553
  Patient accounts receivable, less
   allowance for doubtful accounts of
   $1,794 and $2,447, respectively               19,378        17,669
  Accounts receivable -- other                      829           549
  Other current assets                            1,132         1,835
                                           ------------- -------------
          Total current assets                   39,864        40,606
Fixed assets:
  Furniture and equipment                        22,961        22,781
  Leasehold improvements                         14,126        13,912
                                           ------------- -------------
                                                 37,087        36,693
  Less accumulated depreciation and
   amortization                                  23,756        23,043
                                           ------------- -------------
                                                 13,331        13,650
Goodwill                                         12,609         6,127
Other assets                                      1,643         1,225
                                           ------------- -------------
                                                $67,447       $61,608
                                           ============= =============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable -- trade                      $1,131        $1,181
  Accrued expenses                                6,414         4,367
  Notes payable                                     167            70
                                           ------------- -------------
          Total current liabilities               7,712         5,618
Notes payable -- long-term portion                  292            --
Deferred rent                                     1,392         1,518
Other long-term liabilities                       1,163           982
                                           ------------- -------------
          Total liabilities                      10,559         8,118
Minority interests in subsidiary limited
 partnerships                                     2,788         3,311
Commitments and contingencies
Shareholders' equity:
  Preferred stock, $.01 par value, 500,000
   shares authorized, no shares issued and
   outstanding                                       --            --
  Common stock, $.01 par value, 20,000,000
   shares authorized, 13,602,823 and
   13,436,557 shares issued at September
   30, 2005 and December 31, 2004,
   respectively                                     136           134
  Additional paid-in capital                     34,390        32,534
  Retained earnings                              42,786        35,617
 Treasury stock at cost, 1,643,885 and
  1,320,503 shares held at September 30,
  2005 and December 31, 2004, respectively      (23,212)      (18,106)
                                           ------------- -------------
          Total shareholders' equity             54,100        50,179
                                           ------------- -------------
                                                $67,447       $61,608
                                           ============= =============


             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)

                                                 Nine  Months Ended
                                                    September 30,
                                               -----------------------
                                                  2005        2004
                                               ----------- -----------
                                                     (unaudited)
Operating activities
   Net income                                      $7,169      $4,865
   Depreciation and amortization                    3,213       2,873
   (Gain) Loss on sale or disposal of fixed
    assets                                             23        (261)
   Minority interest in earnings                    3,663       4,055
   Provision for doubtful accounts                  1,025       1,027
   Tax benefit from exercise of options               650       1,550
   Impairment charge - goodwill                       145          --
   Deferred income taxes                               76        (136)
   Deferred rent                                     (280)         --
   Other                                               44          --
   Changes in working capital                        (437)       (107)
                                               ----------- -----------
       Net cash provided by operating
        activities                                 15,291      13,866

Investing activities
   Purchase of fixed assets                        (3,006)     (3,307)
   Acquisition of minority interests, included
    in goodwill                                    (1,319)       (253)
   Purchase of business                            (5,000)         --
   Proceeds on sale of fixed assets                   201         499
                                               ----------- -----------
      Net cash used in investing activities        (9,124)     (3,061)
Financing activities
   Payment of notes payable                          (111)        (39)
   Repurchase of common stock                      (5,106)       (657)
   Proceeds from exercise of stock options          1,208       1,704
   Distributions to minority investors             (4,186)     (3,859)
                                               ----------- -----------
      Net cash used in financing activities        (8,195)     (2,851)

          Change in cash and cash equivalents     $(2,028)     $7,954
                                               =========== ===========


             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
             RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
          (In thousands, except share and per share amounts)


                                        Three Months     Nine Months
                                            Ended           Ended
                                        September 30,   September 30,
                                            2004            2004
                                       --------------- ---------------
                                         (unaudited)     (unaudited)

Net Income                                     $1,054          $4,865
                                       --------------- ---------------
Reconciling Items:
   Closed clinic operating losses                (151)           (393)
   Clinic closure costs                          (815)           (815)
   CEO severance and recruiting fees             (208)           (925)
   Gain (loss) on sale of assets                   (7)            443
                                       --------------- ---------------
                                               (1,181)         (1,690)

Tax benefit from reconciling items, net           425             608
                                       --------------- ---------------

Net expense from reconciling items               (756)         (1,082)
                                       --------------- ---------------

Adjusted Net Income                            $1,810          $5,947

Diluted shares                             12,530,000      12,420,000
                                       =============== ===============
Diluted earnings per common share as
 reported                                       $0.08           $0.40
                                       =============== ===============

Net expense per share reconciling items         $0.06           $0.08
                                       --------------- ---------------

Adjusted earnings per common share              $0.14           $0.48
                                       =============== ===============



    CONTACT: U.S. Physical Therapy, Inc., Houston
             Larry McAfee or Chris Reading, 713-297-7000 or
             DRG&E
             Investors Relations:
             Jack Lascar, 713-529-6600